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SCHEDULE 14A

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May 26, 2010

Dear Fellow Genzyme Shareholder:

This week, Genzyme achieved two important milestones as we continue to generate positive momentum.  First, we received from the FDA marketing approval for LumizymeTM (alglucosidase alfa) establishing it as the first treatment approved in the United States specifically to treat patients with late-onset Pompe disease.  And, second, we finalized a consent decree with the FDA, giving us further clarity and certainty in our ongoing improvements to our manufacturing and quality systems at our Allston Landing facility.

These achievements are vital signs of progress as we continue to strengthen Genzyme’s foundation for the next phase of its growth.

Genzyme began work on a therapy for Pompe disease nearly 10 years ago, and the company has invested nearly $1 billion to support this important development program.  Lumizyme is a lysosomal glycogen-specific enzyme indicated for patients 8 years and older with late (non-infantile) onset Pompe disease [acid a-glucosidase (GAA) deficiency] who do not have evidence of cardiac hypertrophy.  The safety and efficacy of Lumizyme have not been evaluated in controlled clinical trials in infantile-onset patients, or in late (non-infantile) onset patients less than 8 years of age.*  In 2006, Genzyme received approval for alglucosidase alfa for the treatment of Pompe disease in Europe and in other countries outside of the U.S., where it is marketed as Myozyme®.  In the U.S., we will now work closely with treating centers and prescribers to assure that patients in an existing program can continue to access therapy during the transition to commercial supply.  Genzyme will also begin working with U.S. healthcare professionals to help adult patients who have been waiting to access treatment.  Lumizyme will be produced at the 4000 liter bioreactor scale at Genzyme’s state-of-the-art manufacturing facility in Geel, Belgium.  To prepare for growing demand for alglucosidase alfa, a third 4000 liter bioreactor has been installed in Geel with anticipated approval in 2011.

Regarding the finalized consent decree for Allston, Genzyme already has in place many of the required good manufacturing practices, as we have been working, together with recognized independent experts, to enhance our systems, policies, and processes at that facility.  There is more work to be done, but Scott Canute and Ron Branning, two world-class leaders of our internal team, have considerable experience working under similar circumstances at other top companies and we believe they are making progress every day. At the same time, we continue to advance manufacturing capacity expansion projects designed to allow us to match patient needs reliably, well into the future and, therefore, continue to build value for our shareholders.

With this week’s important milestones now behind us, the Board of Directors and the entire management team are keenly focused on execution of the multiple initiatives now underway to increase the value of your investment in Genzyme.  Focus is vital to our continued progress and so we urge you to vote for your Board’s nominees for director TODAY — by telephone, by Internet or by signing, dating and returning the enclosed WHITE proxy card.  No matter how many or how few shares you own, your vote can make a difference.

Thank you for your support.

Sincerely,

/s/ Henri Termeer
Henri Termeer
Chairman and Chief Executive Officer

*Please see full prescribing information for Lumizyme at genzyme.com

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Important Information

On April 26, 2010, Genzyme filed a definitive proxy statement with the SEC in connection with the company’s 2010 annual meeting of shareholders. Genzyme shareholders are strongly advised to read carefully the company’s definitive proxy statement, the definitive additional materials filed on May 24, 2010 and other proxy materials before making any voting or investment decision because the definitive proxy statement, the definitive additional materials and other proxy materials contain important information, including information about participants in the company’s solicitation of proxies. The company’s definitive proxy statement and any other reports filed by the company with the SEC can be obtained free of charge at the SEC’s web site at www.sec.gov or from Genzyme at www.genzyme.com. Copies of the company’s definitive proxy statement and other proxy materials are available for free by writing to Genzyme Corporation, 500 Kendall Street, Cambridge, MA 02142. In addition, copies of the proxy materials may be requested from our proxy solicitor, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022, toll free at: (888) 750-5835.

This letter contains forward-looking statements regarding Genzyme’s business plans including, without limitation, statements regarding its: plans to continue providing patients access to Lumizyme during the transition to commercial supply; plans to add capacity for the manufacture of Myozyme; and plans to increase manufacturing capacity to meet future supply needs.  These statements are subject to risks and uncertainties that may cause actual results to differ materially, including, among others that: Genzyme encounters additional manufacturing problems due to any reason; that production of products does not continue as planned due to any reason, including bacterial or viral contamination, mechanical failures, cell growth at lower than expected levels, fill/finish inefficiencies, or regulatory issues; that Genzyme is not able to obtain in the expected time frames or maintain regulatory approvals for its manufacturing facilities; and potential and the risks and uncertainties described in Genzyme’s SEC reports filed under the Securities Exchange Act of 1934, including the factors referred to under the caption “Risk Factors” in Genzyme’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.  Genzyme cautions investors not to place substantial reliance on the forward-looking statements contained in this letter. These statements speak only as of today’s date and Genzyme undertakes no obligation to update or revise these statements.